EXHIBIT 1
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  IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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  Citigroup Global Markets, Inc. is a broker or dealer registered under Section 15 of the Act (15 U.S.C. 78o)

  Citibank, N.A. is a bank as defined in Section 3(a)(6) of the Act (15 U.S.C.
  78c)

  Each of the undersigned hereby affirms the indentification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


  Date: February 11, 2010



                      CITIGROUP INC.



                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:   Ali L. Karshan
                         Title:  Assistant Secretary